    Exhibit 10(a)

[ ] Shares of Restricted Stock    Date of Grant: March 7, 2023

RESTRICTED STOCK
ANNUAL VESTING AWARD
2020 OMNIBUS STOCK AND INCENTIVE PLAN
DENBURY INC.

THIS RESTRICTED STOCK AWARD (this “Award”) is made effective on March 7, 2023 (the “Date of Grant”) by Denbury Inc. (the “Company”) in favor of [ ] (“Holder”).
WHEREAS, the Company desires to grant to Holder certain shares of Restricted Stock under, in accordance with, and for the purposes set forth in, the Company’s 2020 Omnibus Stock and Incentive Plan (the “Plan”);
WHEREAS, in accordance with the provisions of the Plan, Restricted Stock will be issued by the Company in Holder’s name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Stock becomes vested by reason of the lapse of the applicable restrictions, after which time the Company shall make delivery of the Vested Shares to Holder; and
WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:
1.Restricted Stock Award. The Company hereby grants to Holder an aggregate of [ ] shares of Restricted Stock (“Award Restricted Stock”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 herein.
2.Vesting of Award Restricted Stock. The restrictions on the Award Restricted Stock shall lapse (Award Restricted Stock with respect to which restrictions have lapsed being herein referred to as “Vested Shares”) and such Award Restricted Stock shall become (i) non-forfeitable with respect to a specified percentage of Award Restricted Stock on the dates set forth in (a) through (c) below and (ii) 100% vested on the occurrence (if any) of the earliest of the dates set forth in (d) through (f) below:
(a)34% of the Award Restricted Stock on March 7, 2024;

(b)33% of the Award Restricted Stock on March 7, 2025;

(c)33% of the Award Restricted Stock on March 7, 2026;

(d)the date of Holder’s death or Disability;

(e)the date of a Change of Control; and
(f)the date of a Post-Separation Change of Control.
For purposes of this Award, the term “Post-Separation Change of Control” means a Change of Control with an effective date following Holder’s Separation, but where such Separation resulted from the Commencement of a Change of Control prior to Holder’s Separation, as determined by the Committee. For all purposes of this Award, the term “Commencement of a Change of Control” means the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the Exchange Act), or a “group” (as defined in Section 13(d)(3) of the Exchange Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change of Control involving such person, group, or their affiliates.
3.Restrictions – Forfeiture of Award Restricted Stock. The Award Restricted Stock is subject to restrictions, including that all rights of Holder to any shares of Restricted Stock which have not become Vested Shares shall automatically, and without notice, terminate and shall be permanently forfeited on the date of Holder’s Separation. Notwithstanding the foregoing, if there is an applicable Post-Separation Change of Control, the previously forfeited Award Restricted Stock (and any corresponding Dividend Equivalent) shall be reinstated and become vested and, for all purposes of this Award, Holder will be deemed to have incurred such Separation on the day after such Post-Separation Change of Control.
4.Withholding. If and when any shares of Award Restricted Stock and any related Dividend Equivalents become vested, the minimum statutory tax withholding required to be made by the Company, or other withholding rate as determined by the Committee in its discretion if determined not to be detrimental to the Company or Holder, shall be paid by Holder to the Company, as applicable, in cash, by delivery of Stock, which Stock may be in whole or in part Vested Shares, based on the Fair Market Value of such Stock on the date of delivery, or via payroll deduction.  Holder, in his or her sole discretion, may direct that the Company withhold at any rate which is in excess of the minimum withholding rate described in the preceding sentence, but not in excess of the highest incremental tax rate for Holder, and such additional directed withholding will be made in the same manner as described in the preceding sentence.
5.Rights of Holder and Delivery of Vested Shares. As holder of the Award Restricted Stock, Holder shall have voting rights related to such shares of Stock to the same extent as an owner of Stock. However, in lieu of the right to receive regular cash or stock dividends (Dividends) relative to such Award Restricted Stock, during the restricted period, Holder is entitled to a Dividend Equivalent whenever the Company pays a Dividend on the shares of Stock underlying the Award Restricted Stock, in each case in accordance with, and subject to, the terms of the Plan and this Award. The amount of the Dividend Equivalent shall be shares, cash, or other property equal to, in the case of (i) cash or shares, the product of (a) the per-share amount of the Dividend paid and (b) the number of Award Restricted Stock held on the record date related to the Dividend being paid on the underlying Stock represented by such Award Restricted Stock; or (ii) other property, the amount determined by the Committee. Pursuant to the terms of the Plan, the Company will retain custody of all Dividend Equivalents (which are subject to the same restrictions, terms, and conditions as the related Award Restricted Stock) until the share underlying the Award Restricted Stock becomes a Vested Share. If a share of Award Restricted Stock is forfeited, any such related Dividend Equivalents also shall be forfeited.
The Company shall deliver the Vested Shares and Dividend Equivalent amount (the former reduced by the number of Vested Shares or cash, as applicable, and the latter reduced by payroll deduction delivered to the Company to pay required withholding under Section 4 herein) to Holder as soon as reasonably possible following vesting.
6.No Transfers Permitted. The rights under this Award are not transferable by Holder other than as set forth in the Plan.
7.No Right to Continued Employment. Neither the Plan nor this Award, nor any terms contained therein or herein, shall confer upon Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall they constitute a commitment of any kind with respect to the duration of Holder’s at will employment with the Company, nor interfere in any way with the Company’s right to terminate Holder’s at will employment at any time.
8.Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.
9.Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, and permitted successors and assigns of the parties hereto.
10.Waivers. Any waiver of any right granted pursuant to this Award shall not be valid unless it is in writing and signed by the party waiving the right. Any such waiver shall not be deemed to be a waiver of any other rights.
11.Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.
12.Committee Authority. This Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of this Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Company; provided, that; the determinations under, and the interpretations of, any provision of this Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.
13.Clawback. The Award Restricted Stock is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject the Award Restricted Stock to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including, but not limited to, an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and rules promulgated thereunder by the Securities and Exchange Commission or the rules of any stock exchange or quotation system on which the Stock is listed or quoted, and that the Company determines should apply to the Award Restricted Stock.
14.Compliance with Securities Laws. Notwithstanding any provision of this Award to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel of the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. HOLDER IS CAUTIONED THAT DELIVERY OF STOCK UPON THE VESTING OF AWARD RESTRICTED STOCK GRANTED PURSUANT TO THIS AWARD MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. In the event of a Post-Separation Change of Control, this Award will be settled in cash with each Vested Share equal to the Change of Control Price, less applicable taxes and other withholding deductions. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to this Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require Holder to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance.
15.Section 409A of the Code. It is the intention of the Committee that this Award is exempt from the Nonqualified Deferred Compensation Rules as a short-term deferral (within the meaning of such rules), and, as such, that this Award will be operated and construed accordingly. Neither this Section 15 nor any other provision of this Award or the Plan is or contains a representation to Holder regarding the tax consequences of the grant, vesting, settlement, or sale of this Award (or the Stock underlying this Award), and should not be interpreted as such.
16.Plan is Controlling. In the event of a conflict between the terms of the Plan and the terms of this Award, the terms of the Plan are controlling; provided, that, in the event the terms of this Award provide greater specificity as to certain aspects of this Award which are also covered by the Plan, such terms and specificity shall not constitute a conflict with the terms of the Plan.

[Signature pages to follow]

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives on the Date of Grant.

DENBURY INC.

By:
Chris Kendall,
President and Chief Executive Officer

By:
Mark Allen,
Executive Vice President and Chief Financial Officer

Assignment Separate from Certificate
FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Inc. the Award Restricted Stock subject to this Award, standing in the undersigned’s name on the books of said Denbury Inc., and does hereby irrevocably constitute and appoint the corporate secretary of Denbury Inc. as his or her attorney to transfer the said stock on the books of Denbury Inc. with full power of substitution in the premises.

Dated ____________________

Holder's Signature

ACKNOWLEDGMENT

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of this Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions, factual determinations, and/or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or this Award, or both) of the Committee regarding any questions arising under the Plan, or this Award, or both.

Effective as of the Date of Grant.

Holder's Signature